Irrevocable Letter of Credit No. SB 2009

                                  March 8, 1999


SouthTrust Bank, National Association
as Trustee under the Indenture referred to below
110 Office Park Drive, 2nd Level
Birmingham, Alabama 35223

ATTENTION:  Corporate Trust Department

Dear Sirs:

         1. For the joint accounts of Peregrine Industries, Inc., a corporation organized under the laws of the State of Florida and Alcool, Inc., a corporation organized under the laws of the State of Alabama (collectively, the "Credit Obligors"), we hereby authorize you to draw on us at sight, as hereinafter provided, an amount not exceeding $2,503,809 (such amount, as reduced from time to time pursuant to paragraph 6 below and as reinstated from time to time pursuant to paragraphs 10 and 11 below, being herein called the "Stated Amount").

         2. This Letter of Credit is irrevocable and is issued to you, as trustee under the Trust Indenture dated as of February 1, 1999 (the "Indenture"), between you and The Industrial Development Board of the City of Montgomery, a public corporation organized under the laws of the State of Alabama (the "Board") pursuant to which Indenture $2,460,000 in aggregate principal amount of the Board's Variable/Fixed Rate Industrial Development Revenue Bonds (Alcool, Inc. Project) Series 1999 dated the date of delivery and payment therefor (the "Bonds") are being issued. This Letter of Credit is issued pursuant to various credit and security documents between us and the Credit Obligors, including that certain Credit Agreement dated as of February 1, 1999 (the "Credit Agreement"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Indenture.

         3. Of the Stated Amount, (i) up to $2,460,000 which is an amount equal to the principal amount of the Bonds (the "Principal Portion"), may be drawn with respect to payment of the unpaid principal amount of the Bonds, or payment of the principal portion of the purchase price of Bonds tendered (or deemed tendered) to you for purchase in accordance with the optional or mandatory tender provisions of the Indenture ("Tendered Bonds") and (ii) up to $43,809, which is an amount equal to the maximum amount of interest payable on the Bonds at the rate of 13% per annum for a period of 50 days, computed on the basis of a 365-day year (the "Interest Portion"), may be drawn with respect to payment of accrued but unpaid interest on the Bonds, or payment of the interest


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portion of the purchase price of Tendered Bonds. This Letter of Credit does not apply to any interest that may accrue on the Bonds after the Bonds become due (whether by maturity, redemption, acceleration or otherwise), or to any premium due upon redemption of Bonds.

         4. Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us, stating on their face: "Drawn under SouthTrust Bank, National Association Irrevocable Letter of Credit No. SB 2009" accompanied by your written certificate signed by your authorized officer, appropriately completed, in the form of Appendix A, B or C hereto, as indicated below. Presentation of such drafts and certificates shall be made at our office located at

                  SouthTrust Bank, National Association
                  420 N. 20th Street, 5th Floor (International Department) Birmingham, Alabama 35203

or at any other office which may be designated by us by written notice delivered to you (the office address specified above and any other office so designated by us being herein called our "Principal Office"). We hereby agree that each draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us with our own funds upon due delivery of the certificates, as specified below, if presented at our Principal Office on or before the expiration date hereof. All payments made by us pursuant to this Letter of Credit will be made with our own funds.

         5. If a drawing is made by you hereunder at or prior to 11:00 A.M. (Birmingham, Alabama time) on a business day, and provided that the documents so presented conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 3:00 p.m. (Birmingham, Alabama time) on the same business day. If a drawing is made by you hereunder after 11:00 A.M. (Birmingham, Alabama time) on a business day, and provided that the documents so presented conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 3:00 P.M. (Birmingham, Alabama time) on the next succeeding business day. Payment under this Letter of Credit may be made by deposit of immediately available funds into a designated account that you maintain with us. As used herein "business day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the city where our Principal Office is located are authorized or required by law to close.

         6. Multiple drawings may be made hereunder, provided that drawings honored by us hereunder shall not, in the aggregate, exceed the Stated Amount. The Stated Amount shall be reduced as follows:

                  (a) Payment by us of drawings with respect to principal due upon maturity, redemption or acceleration of the Bonds shall pro tanto reduce the Principal Portion of the Stated Amount, without reinstatement.


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


                  (b) Payment by us of drawings with respect to interest due on the Bonds shall pro tanto reduce the Interest Portion of the Stated Amount, subject to reinstatement as provided in paragraph 10 below.

                  (c) Payment by us of drawings with respect to the purchase of Tendered Bonds shall pro tanto reduce the Principal Portion of the Stated Amount, to the extent of the principal portion of the purchase price so drawn, and shall pro tanto reduce the Interest Portion of the Stated Amount, to the extent of the interest portion of the purchase price so drawn, in each case subject to reinstatement as provided in paragraph 11 below.

                  (d) At any time after the principal amount of the Bonds outstanding is reduced as a result of payment of the principal of Bonds due upon maturity or redemption, the Interest Portion of the Stated Amount may be reduced by delivery to us of written notice from you certifying the maximum amount of interest that would be payable on the Bonds then outstanding for a period of 50 days at the rate of 13% per annum, computed on the basis of a 365-day year (the "Maximum Interest Coverage"). Upon receipt by us of such notice from you, the Interest Portion of the Stated Amount shall be reduced to the Maximum Interest Coverage so certified by you and shall not thereafter be increased or reinstated to an amount in excess of such Maximum Interest Coverage. If, on the date of receipt of such notice by us, the Interest Portion of the Stated Amount then available for drawing hereunder is less than the Maximum Interest Coverage so certified (as a result of draws against the Interest Portion for which no reinstatement has become effective), the Interest Portion shall not thereafter be increased or reinstated to an amount greater than the Maximum Interest Coverage so certified by you.

         7. For drawings under the Principal Portion to pay principal of the Bonds due upon maturity, redemption or acceleration, your drafts must be accompanied by your written certificate signed by your authorized officer and appropriately completed in the form of Appendix A (an "A Drawing").

         8. For drawings under the Interest Portion to pay the interest due on the Bonds, your drafts must be accompanied by your written certificate signed by your authorized officer and appropriately completed in the form of Appendix B (a "B Drawing").

         9. For drawings under the Principal Portion and (if applicable) the Interest Portion to pay the purchase price of Tendered Bonds, your drafts must be accompanied by your written certificate signed by your authorized officer and appropriately completed in the form of Appendix C (a "C Drawing").

         10. On or after the close of business on the 11th calendar day following payment by us of any B Drawing hereunder, the Interest Portion of the Stated Amount will be automatically reinstated by the amount of such B Drawing unless prior to the close of business on the 10th day following payment of such B Drawing you shall receive written notice from us (i) stating that an


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


Event of Default, as defined in the Credit Agreement, has occurred and is continuing and (ii) directing that the Bonds be declared due and payable pursuant to Sections 12.02 of the Indenture; provided, however, that the Interest Portion shall never be reinstated to an amount in excess of the Maximum Interest Coverage, as certified in the most recent notice with respect to Maximum Interest Coverage received by us pursuant to paragraph 6 above.

         11. Upon receipt by you of funds adequate and available to reimburse us for a C Drawing with respect to any Tendered Bond or Bonds ("Reimbursement Funds"), (i) the Principal Portion shall be reinstated by the amount of the principal portion of the purchase price of such Tendered Bond or Bonds, and (ii) the Interest Portion shall be reinstated by the amount of the interest portion of the purchase price of such Tendered Bond or Bonds; provided, however, that the Interest Portion shall never be reinstated to an amount in excess of the Maximum Interest Coverage, as certified in the most recent notice with respect to Maximum Interest Coverage received by us pursuant to paragraph 6 above. Bonds with respect to which you receive such Reimbursement Funds shall no longer be considered "Pledged Bonds" for purposes of the Indenture and the Credit Agreement.

         12. Reductions of the Stated Amount provided for in paragraph 6 above shall reduce the amounts which you may draw hereunder notwithstanding:

                  (a) the fact that such reduction is the result of a payment under this Letter of Credit against presentation of a sight draft or certificate which does not substantially comply with the terms of this Letter of Credit (including without limitation (i) the fact that any draft or certificate presented upon this Letter of Credit, or any endorsement thereon, proves to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein is inaccurate in any respect whatever or (ii) the failure of any document to bear reference, or to bear adequate reference, to this Letter of Credit);

                  (b) the use to which this Letter of Credit may be put or any acts or omissions of the Trustee in connection therewith; or

                  (c) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, in making payment under this Letter of Credit;

provided that such payment shall not constitute gross negligence or willful misconduct by us. In furtherance and not in limitation of the foregoing, we may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         13. Only you, as trustee under the Indenture, may make a drawing under this Letter of Credit. Upon the payment to you or your account of the amount specified in sight drafts drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such sight drafts and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight drafts to you or any other person who may have made or makes a demand for payment of principal or interest with respect to any Bond.


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


         14. This Letter of Credit shall be effective immediately and shall automatically terminate upon the earliest of:

                  (a) the date of our honoring of the final drawing available to be made hereunder; or

                  (b) the date of our receipt of a certificate in the form of Appendix D hereto appropriately completed and purportedly signed by your duly authorized officer; or

                  (c) 30 days after receipt by you of written notice from us (i) stating that an Event of Default, as defined in the Credit Agreement, has occurred and is continuing and (ii) directing that the Bonds be declared due and payable pursuant to Sections 12.02 of the Indenture; or

                  (d) 15 calendar days following the date that the Bonds have been converted to bear the Term Rate (as defined in the Indenture); or

                  (e) our close of business on February 15, 2007 (the "Stated Expiration Date").

Upon the expiration of this Letter of Credit, you shall immediately deliver the same to us for cancellation.

         15. You may transfer your rights in their entirety (but not in part) to any transferee who has succeeded you as trustee under the Indenture, and such transferred rights may be successively transferred. Such transfer shall be effected upon the presentation to us of this Letter of Credit accompanied by a transfer letter in the form attached hereto as Appendix E. Upon presentation of such documents to us, we shall forthwith issue an irrevocable letter of credit to your transferee with provisions consistent with this Letter of Credit.

         16. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs") except that Article 13(b) and Article 17 of the Uniform Customs shall not be included in this reference to the Uniform Customs and shall not apply hereto. This Letter of Credit shall be deemed to be a contract made under the laws of the State of Alabama, including
Article 5 of the Alabama Uniform Commercial Code; provided, however, that the terms of ss.7-5-112 of the Alabama Uniform Commercial Code shall not govern the terms of this Letter of Credit.

         17. All documents, notices and other communications (hereinafter "documents") provided or permitted by this Letter of Credit to be given or presented to us shall be personally delivered to us at our Principal Office or shall be sent to us by telecopy (in which case draft requirements are waived) to the following number:

                                 (205) 254-4285


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


or such other telex, telecopy , or facsimile number as we shall specify by written notice to you. For purposes of this Letter of Credit, a document shall be "presented" or a "presentation" of a document shall be made in accordance with the terms hereof only when such document is actually received by our International Department at our Principal Office, whether presented in person or by telecopy as provided above. You may verify our receipt of documents delivered by telecopy by telephone inquiry at (205) 254-5626, or at such other telephone number as we shall specify by written notice to you.

         18. All documents, notices and other communications provided or permitted by this Letter of Credit to be given or presented to you shall be personally delivered to you at SouthTrust Bank, National Association, 110 Office Park Drive, Birmingham, Alabama 35223, Attention: Corporate Trust
Administration, or at any other address which may be designated by you by written notice delivered to us, or shall be sent to you by telecopy to the following number:

                           Telecopy No. (334) 254-4180

or such other telex, telecopy, or facsimile number as you shall specify by written notice to us.

         19. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificates and the sight drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such sight drafts.

         20. This Letter of Credit may not be amended or modified in any way unless there has been first delivered to the Trustee, the Credit Obligors and the Remarketing Agent an Opinion of Bond Counsel that such action will not, whether solely or in conjunction with any other fact or circumstances, cause the interest on the Bonds to be or become taxable. This Letter of Credit is executed as of the date and year first above written.

                                        Very truly yours,

                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION

                                        By:_____________________________________
______________________________________
                                           Name:________________________________
______________________________________
                                           Title:_______________________________
______________________________________



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


                                   APPENDIX A
                                       TO
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                    IRREVOCABLE LETTER OF CREDIT NO. SB 2009



                            Certificate for A Drawing

         SouthTrust Bank, National Association, as trustee (the "Trustee"), hereby certifies to SouthTrust Bank, National Association (the "Bank"), with reference to Irrevocable Letter of Credit No. SB 2009 (the "Letter of Credit"; capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the trustee under the Indenture.

         (2) The Trustee is making a drawing under the Principal Portion of the Letter of Credit in the amount of $______________ to be used for the payment of unpaid principal on the Bonds due upon maturity, redemption or acceleration. Such amount is due and payable with respect to the principal of the Bonds, or will be due and payable on the date that the Bank is required to pay the draft(s) accompanying this certificate.

         (3) The aggregate amount of the sight draft(s) accompanying this certificate that is allocable to the payment of principal of the Bonds does not exceed the amount available on the date hereof to be drawn under the Principal Portion of the Letter of Credit.

         (4) After the Bonds with respect to which this draw is made are retired, the aggregate amount of Bonds outstanding under the Indenture will be $____________. After payment by you of this drawing (and any B Drawing submitted to us for payment on the same date), the Maximum Interest Coverage (as defined in paragraph 6(d) of the Letter of Credit) will be $__________.

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be executed and delivered by its duly authorized officer on this _____ day of ________________, _____.


                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:__/s/________________________________
______________________________________

                                        Title:__________________________________
______________________________________

                                   APPENDIX B
                                       TO
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                    IRREVOCABLE LETTER OF CREDIT NO. SB 2009


                            Certificate for B Drawing

         SouthTrust Bank, National Association, as trustee (the "Trustee"), hereby certifies to SouthTrust Bank, National Association (the "Bank"), with reference to Irrevocable Letter of Credit No. SB 2009 (the "Letter of Credit"; capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the trustee under the Indenture.

         (2) The Trustee is making a drawing under the Interest Portion of the Letter of Credit in the amount of $_____________ to be used for the payment of unpaid interest due on the Bonds. Such amount is due and payable with respect to interest on the Bonds, or will be due and payable on the date that the Bank is required to pay the draft(s) accompanying this certificate.

         (3) The aggregate amount of the sight draft(s) accompanying this certificate does not exceed the amount available on the date hereof to be drawn under the Interest Portion of the Letter of Credit.

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be executed and delivered by its duly authorized officer on this _____ day of ________________, 19___.


                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:___/s/_______________________________
______________________________________

                                        Title:__________________________________
______________________________________

                                   APPENDIX C
                                       TO
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                    IRREVOCABLE LETTER OF CREDIT NO. SB 2009


                            Certificate for C Drawing

         SouthTrust Bank, National Association, as trustee (the "Trustee"), hereby certifies to SouthTrust Bank, National Association (the "Bank"), with reference to Irrevocable Letter of Credit No. SB 2009 (the "Letter of Credit"; capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the trustee under the Indenture.

         (2) The Trustee is making a drawing under the Letter of Credit in the amount of $_____________ to be used to pay the purchase price of Tendered Bonds. Of the aggregate amount drawn, $_________ is drawn under the Interest Portion of the Letter of Credit to pay the interest portion of such purchase price and $__________ is drawn under the Principal Portion of the Letter of Credit to pay the principal portion of such purchase price. The aggregate amount so drawn is due and payable with respect to the purchase price of Tendered Bonds, or will be due and payable on the date that the Bank is required to pay the draft(s) accompanying this certificate.

         (3) The aggregate amount of the sight draft(s) accompanying this certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit; the amount designated above as drawn against the Interest Portion does not exceed the amount available on the date hereof to be drawn under the Interest Portion of the Letter of Credit; and the amount designated above as drawn against the Principal Portion does not exceed the amount available on the date hereof to be drawn under the Principal Portion of the Letter of Credit.

         (4) This C Drawing is being made to pay the purchase price of the following Tendered Bonds:

         Certificate Number             Principal
         (if applicable)                Amount

         _____________________          _____________________

         _____________________          _____________________

         _____________________          _____________________

         _____________________          _____________________

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be executed and delivered by its duly authorized officer on this _____ day of ________________, 19___.


                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:____/s/______________________________
______________________________________

                                        Title:__________________________________
______________________________________

                                   APPENDIX D
                                       TO
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                    IRREVOCABLE LETTER OF CREDIT NO. SB 2009


                          Certificate for Cancellation

         SouthTrust Bank, National Association, as trustee (the "Trustee"), hereby certifies to SouthTrust Bank, National Association (the "Bank"), with reference to Irrevocable Letter of Credit No. SB 2009 (the "Letter of Credit"; capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

         (1) The Trustee is the trustee under the Indenture.

         (2) The Letter of Credit is hereby delivered to the Bank for cancellation because:

                  (a) the Bonds have been fully paid, or provision for such payment has been made, in accordance with the terms of Article 15 of the Indenture; or

                  (b) the terms and conditions of the Indenture (and the Lease Agreement referred to in the Indenture) for the acceptance by the Trustee of a Substitute Letter of Credit (as such terms are defined in the Indenture) and the cancellation of the Letter of Credit have been satisfied.

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be executed and delivered by its duly authorized officer on this _____ day of ________________, 19___.


                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:___/s/_______________________________
______________________________________

                                        Title:__________________________________
______________________________________

                                   APPENDIX E
                                       TO
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                    IRREVOCABLE LETTER OF CREDIT NO. SB 2009

                                 Transfer Letter

SouthTrust Bank, National Association
2895 Eastern Boulevard
Montgomery, Alabama 36116

Attention:  Commercial Loan Department

Date:  ________________

Gentlemen:

         With reference to your Irrevocable Letter of Credit No. SB 2009 (the "Letter of Credit"; capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Letter of Credit), we hereby transfer to ______________________ all right, title and interest of the undersigned in and to the Letter of Credit.

         We hereby certify that the transferee is the successor trustee under the Indenture.

         Please notify the transferee of this transfer.

         The Letter of Credit (including amendments to this date, if any) is returned herewith, and we request that you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit, as required by the terms of the Letter of Credit. This transfer shall be void and of no effect if you fail to issue such a letter of credit to the transferee.

                                        Very truly yours,

                                        SOUTHTRUST BANK,
                                          NATIONAL ASSOCIATION,
                                          as Trustee

                                        By:___/s/_______________________________
______________________________________

                                        Title:__________________________________
______________________________________